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                                                                   EXHIBIT 3.1

                                 AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION
                                          OF
                                 BAY BANCSHARES, INC.



                                  ARTICLE ONE:  NAME

    The name of the Corporation is Bay Bancshares, Inc.

                                ARTICLE TWO:  DURATION

    The Corporation's period of duration is perpetual.

                               ARTICLE THREE:  PURPOSE

    The purpose of purposes for which the Corporation is organized are:

    (a)  To act as a bank holding company;

    (b) To transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act;

    (c) To buy, sell, lease, and deal in services, personal property, and real property subject to Part IV of the Texas Miscellaneous Corporation Laws Act;

    (d) To do each and every thing necessary, suitable, or proper for the accomplishment of any of the purposes or for the attainment of any one or more of the objects herein enumerated or which at any time appear conducive to or expedient for the protection or benefit of the Corporation.

    The foregoing clauses shall be construed as powers as well as objects and purposes, and the matter expressed in each clause shall, unless herein otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation.

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                                 ARTICLE FOUR:  STOCK

    Section 4.1. AUTHORIZED SHARES. The aggregate number of all classes of stock which the Corporation has authority to issue is 60,000,000 shares divided into (A) one class of 50,000,000 shares of Common Stock with a par value of $1.00 per share, and (B) one class of 10,000,000 shares of Preferred Stock with a par value of $1.00 per share, which may be divided into and issued in series as set forth in this Article Four.

    Section 4.2. AUTHORIZATION OF DIRECTORS TO DETERMINE CERTAIN RIGHTS OF PREFERRED STOCK. The shares of Preferred Stock may be divided into and issued in series. The Board of Directors shall have the authority to establish series of unissued shares of Preferred Stock by fixing and determining the relative rights and preferences of the shares of any series so established, and to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock to less than the number of shares within such series that are then issued. The Preferred Stock of each such series shall have such designations, preferences, limitations, or relative rights, including voting rights, as shall be set forth in the resolution or resolutions establishing such series adopted by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

         (A) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board of Directors;

         (B) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

         (C) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock, obligations, indebtedness, rights to purchase securities or other securities of the Corporation or other entities, domestic or foreign, or for other property or for any combination of the foregoing, and the terms and conditions of such conversion or exchange;

         (D) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

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         (E)  The rights, if any, of the holders of such series of Preferred
    Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

         (F) The terms of any sinking fund or redemption or repurchase or purchase account, if any, to be provided for shares of such series of Preferred Stock;

         (G) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

         (H) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

    Section 4.3. PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ALL CLASSES OF CAPITAL STOCK.

         (A) GENERAL. All shares of Common Stock shall have rights identical to those of all other such shares. Except as they may vary among series established pursuant to Section 4.2 of this Article Four, all shares of Preferred Stock shall have preferences, limitations, and relative rights identical to those of all other such shares.

         (B) LIQUIDATION PREFERENCE. In the event of dissolution, liquidation, or winding up of the Corporation (whether voluntary or involuntary), after payment or provision for payment of debts but before any distribution to the holders of Common Stock, the holders of each series of Preferred Stock then outstanding shall be entitled to receive the amount fixed by the Board of Directors pursuant to Section 4.2 of this Article Four and no more. All remaining assets shall be distributed pro rata among the holders of Common Stock. If the assets distributable among the holders of Preferred Stock are insufficient to permit full payment to them, the entire assets shall be distributed among the holders of the Preferred Stock in proportion to their respective liquidation preferences unless otherwise provided by the Board of Directors pursuant to Section 4.2 of this Article Four. Neither the consolidation, merger, or reorganization of the Corporation with any other corporation or corporations, nor the sale of all or substantially all the assets of the Corporation, nor the purchase or

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    redemption by the Corporation of any of its outstanding shares shall be deemed to be a dissolution, liquidation, or winding up within the meaning of this paragraph.

         (C)  REDEMPTION.

              (1) RIGHT; METHOD. All or any part of any one or more series of Preferred Stock may be redeemed at any time or times at the option of the Corporation, by resolution of the Board of Directors, in accordance with the terms and conditions of this Article Four and those fixed by the Board of Directors pursuant to Section 4.2 of this Article Four. The Corporation may redeem shares of any one or more series without redeeming shares of any other series. If less than all the shares of any series are to be redeemed, the shares of the series to be redeemed shall be selected ratably or by lot or by any other equitable method determined by the Board of Directors.

              (2) NOTICE. Notice shall be given to the holders of shares to be redeemed, either personally or by mail, not less than twenty nor more than fifty days before the date fixed for redemption.

              (3) PAYMENT. Holders of redeemed shares shall be paid in cash the amount fixed by the Board of Directors pursuant to Section 4.2 of this Article Four.

              (4) PROVISION FOR PAYMENT. On or before the date fixed for redemption, the Corporation may provide for payment of a sum sufficient to redeem the shares called for redemption either (a) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (b) by depositing such sum in a bank or trust company (either one in Texas having capital and surplus of at least $10,000,000 according to its latest statement of condition, or one anywhere in the United States duly appointed and acting as transfer agent of the Corporation) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay to the holders of the shares to be redeemed, on or after the date fixed for redemption, the redemption price on surrender of their respective share certificates. The holders of shares to be redeemed may be evidenced by a list certified by the Corporation (by its president or a vice president and by its secretary or an assistant secretary) or by its transfer agent. If the Corporation so provides for payment, then from and after the date fixed for redemption (a) the shares shall be deemed to be redeemed, (b) dividends thereon shall cease to accrue, (c) such setting aside or deposit shall be deemed to constitute full payment for the shares,
    (d) the shares shall no longer be deemed to be outstanding, (e) the holders thereof shall cease to be shareholders with respect to such shares, and
    (f) the holders shall have no rights with respect thereto except the right to receive (without interest) their proportionate shares of the funds so set aside or deposited upon surrender of their respective certificates,

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    and any right to convert such shares which may exist.  Any interest accrued on funds so set aside or deposited shall belong to the Corporation. If the holders of the shares do not, within six years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the Corporation the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

              (5) STATUS OF REDEEMED SHARES. Shares of Preferred Stock which are redeemed shall be canceled and shall be restored to the status of authorized but unissued shares.

         (D)  PURCHASE.  Except as fixed by the Board of Directors pursuant to
    Section 4.2 of this Article Four or as otherwise expressly provided by law, nothing herein shall limit the right of the Corporation to purchase any of its outstanding shares in accordance with law, by public or private transaction.


                       ARTICLE FIVE:  PREEMPTIVE RIGHTS DENIED

    The holders of such shares of Common Stock shall have no preemptive rights to purchase or subscribe to (a) any unissued shares of any Common Stock of the Corporation or (b) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities that may be sold by the Corporation.

                          ARTICLE SIX:  COMMENCING BUSINESS

    The Corporation will not commence business until it has received consideration for the issuance of its shares amounting to One Thousand Dollars ($1,000.00) in value and consisting of money, labor done, or property actually received.

                          ARTICLE SEVEN:  CUMULATIVE VOTING

    Cumulative voting for the election of directors is prohibited.

                                ARTICLE EIGHT:  VOTING

    Except where otherwise provided in these Articles of Incorporation or the bylaws of the Corporation, the holders of the common shares shall have the exclusive voting rights and powers, including the exclusive rights to notice of shareholders' meetings.

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                          ARTICLE NINE:  AMENDMENT OF BYLAWS

    The Board of Directors shall have the power to adopt, amend and repeal from time to time the Bylaws of the Corporation. The shareholders of the Corporation shall not have the power to adopt, amend or repeal the Bylaws of the Corporation.

                           ARTICLE TEN:  INTERESTED PARTIES

    A contract or transaction between the Corporation and any other Person (as used herein the term "Person" means an individual, firm, trust, partnership, joint venture, association, corporation, political subdivision or instrumentality, or other entity) shall not be affected or invalidated by the fact that (a) any director, officer, or security holder of the Corporation is also a party to, or has a direct or indirect interest in, such contract or transaction; or (b) any director, officer, or security holder of the Corporation is in any way connected with such other Person or with any of its officers or directors.

    Every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or of any Person in which he has any interest, whether or not the interested director's presence at a meeting or his vote or votes were necessary to obligate the Corporation in such transaction, if such interest shall have been disclosed to, or known to, the Corporation's directors or shareholders who shall have approved such transaction.

                           ARTICLE ELEVEN:  INDEMNIFICATION

    SECTION 11.1. INDEMNIFICATION. As permitted by Section G of Article 2.02-1 of the Texas Business Corporation Act or any successor statute (the "Indemnification Article"), the Corporation hereby:

         (a) makes mandatory the indemnification permitted under Section B of the Indemnification Article as contemplated by Section G thereof;

         (b) makes mandatory its payment or reimbursement of the reasonable expenses incurred by a former or present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding upon such director's compliance with the requirements of Section K of the Indemnification Article; and

         (c) extends the mandatory indemnification referred to in Section 11.1(a) above and the mandatory payment or reimbursement of expenses referred to in Section 11.1(b) above (i) to all former or present officers of the Corporation and (ii) to all persons who are or were serving at

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the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust or employee benefit plan, to the same extent that the Corporation is obligated to indemnify and pay or reimburse expenses to directors.

    SECTION 11.2. NONEXCLUSIVITY. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which the person indemnified may be entitled under any bylaw, agreement, authorization of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of such person's heirs and legal representatives.

    SECTION 11.3. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another business, foreign, domestic or non-profit corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan, against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person's status as such a person, whether or not the Corporation would have the power to indemnify such person against that liability under the provisions of this Article or the Texas Business Corporation Act.

    SECTION 11.4. WITNESSES. Notwithstanding any other provision of this Article, the Corporation shall pay or reimburse expenses incurred by any director, officer, employee or agent in connection with such person's appearance as a witness or other participation in a proceeding at a time when such person is not a named defendant or respondent in such proceeding.

                         ARTICLE TWELVE:  REPURCHASE OF STOCK

    The Corporation is authorized to purchase, directly or indirectly, its own shares to the extent of the aggregate of the unrestricted capital surplus and unrestricted reduction surplus available therefor, without submitting such purchase to a vote of the shareholders of the Corporation.

                        ARTICLE THIRTEEN:  AUTHORITY TO BORROW

    The Board of Directors is expressly authorized, without the consent of the stockholders, except so far as such consent is herein or by law provided, to issue and sell or otherwise dispose of, for any purpose, the Corporation's bonds, debentures, notes or other securities or obligations, upon such terms and for such consideration as the Board of Directors shall deem advisable and to authorize and cause to be executed mortgages, pledges, charges and liens upon all or part of the real

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and personal property rights, interests and franchise of the Corporation, including contract rights, whether at the time owned or thereafter acquired.

                        ARTICLE FOURTEEN:  VOTING PERCENTAGES

    Any action of the Corporation which, under the provisions of the Texas Business Corporation Act, is required to be authorized or approved by the holder of 2/3, or any other specified fraction which is in excess of 1/2, or any specified percentage which is in excess of 50%, of the outstanding shares of the Corporation shall, notwithstanding any such provisions of the Texas Business Corporation Act, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than 50% of the outstanding shares entitled to vote thereon. Nothing contained in this Article is intended to require shareholder authorization or approval of any action of the Corporation whatsoever unless such authorization or approval is specifically required by the other provisions of these Articles of Incorporation, the bylaws of the Corporation, or by the Texas Business Corporation Act.

                          ARTICLE FIFTEEN:  OFFICE AND AGENT

    The address of the registered office of the Corporation is 1001 Highway 146 South, La Porte, Texas, and the name of its registered agent at that address is L.D. Wright.

                             ARTICLE SIXTEEN:  DIRECTORS

    The number of directors constituting the Board of Directors of the Corporation is fourteen and the names and addresses of the persons who are to serve as directors until the next annual meeting of shareholders, or until their respective successors are elected and qualified, are:

         NAME                ADDRESS
         ----                -------

         Knox W. Askins      1001 Highway 146 South
                             La Porte, Texas 77571

         Emery Farkas        1001 Highway 146 South
                             La Porte, Texas 77571

         Albert D. Fields    1001 Highway 146 South
                             La Porte, Texas 77571

         Eddie V. Gray       1001 Highway 146 South
                             Baytown, Texas 77520

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         W. E. Gwaltney, Jr.   1001 Highway 146 South
                               La Porte, Texas 77571

         Doug Latimer          1001 Highway 146 South
                               La Porte, Texas 77571

         Jay Marks             1001 Highway 146 South
                               La Porte, Texas 77571

         L. H. McKey           1001 Highway 146 South
                               La Porte, Texas 77571

         Lindsay Pfeiffer      1001 Highway 146 South
                               La Porte, Texas 77571

         Ken Strum             1001 Highway 146 South
                               La Porte, Texas 77571

         James N. Wallace      1001 Highway 146 South
                               La Porte, Texas 77571

         Ruede M. Wheeler      1001 Highway 146 South
                               La Porte, Texas 77571

         Alice Worthington     1001 Highway 146 South
                               La Porte, Texas 77571

         L.D. Wright           1001 Highway 146 South
                               La Porte, Texas 77571


                      ARTICLE SEVENTEEN:  LIABILITY OF DIRECTORS

    A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article does not eliminate or limit the liability of a director for:

    (1) a breach of a director's duty of loyalty to the corporation or its shareholders;

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    (2)  an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

    (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

    (4) an act or omission for which the liability of a director is expressly provided for by statute; or

    (5) an act related to an unlawful stock repurchase or payment of a dividend.

    If the Texas Miscellaneous Corporation Laws Act, or the Texas Business Corporation Act, hereafter are amended to authorize the further elimination of limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Texas Miscellaneous Corporation Act, as the case may be. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                 ARTICLE EIGHTEEN:  SPECIAL MEETINGS OF SHAREHOLDERS

    Special meetings of the shareholders of the Corporation may be called only
(1) by the Chairman of the Board, by the President, by a majority of the Board of Directors, or by such other person or persons as may be authorized in the Bylaws or (2) by the holders of 50% of the outstanding shares of the Company entitled to vote at the proposed special meeting.

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